Exhibit 99.1

GLOSSARY OF TERMS

The following abbreviations or acronyms used in this Form 8-K are defined below:

Abbreviation or Acronym	Definition
2005 Agreement	An agreement effective March 1, 2005, in which Cove Point entered into a new agreement with the Sierra Club and the Maryland Conservation Council, Inc.

Additional Return Distributions	The additional cash distribution equal to 3.0% of Cove Point’s Modified Net Operating Income in excess of $600 million distributed each year

AFUDC	Allowance for funds used during construction

ARO	Asset retirement obligation

Columbia to Eastover Project

Project to provide 15,800 Dths/day of firm transportation service from an existing interconnect with Southern Natural Gas Company, LLC in Aiken County, South Carolina and provide for a receipt point change of 2,200 Dths/day under an existing contract from an existing interconnect with Transco in Cherokee County, South Carolina for a total 18,000 Dths/day, to a new delivery point for the International Paper Company at its pulp and paper mill known as the Eastover Plant in Richland County, South Carolina

Cove Point	Dominion Cove Point LNG, LP

Cove Point Holdings	Cove Point GP Holding Company, LLC

Cove Point LNG Facility	An LNG import/regasification and storage facility located on the Chesapeake Bay in Lusby, Maryland owned by Cove Point

Cove Point Pipeline	An approximately 136-mile natural gas pipeline owned by Cove Point that connects the Cove Point LNG Facility to interstate natural gas pipelines

CPCN	Certificate of Public Convenience and Necessity

DCG	Dominion Carolina Gas Transmission, LLC (successor by statutory conversion to and formerly known as Carolina Gas Transmission Corporation)

DCG Acquisition	The acquisition of DCG by Dominion Midstream from Dominion on April 1, 2015

DCG Predecessor	Dominion as the predecessor for accounting purposes for the period from Dominion’s acquisition of DCG from SCANA on January 31, 2015 until the DCG Acquisition

DCPI	Dominion Cove Point, Inc.

Dominion

The legal entity, Dominion Resources, Inc., one or more of its consolidated subsidiaries (other than Dominion Midstream GP, LLC and its subsidiaries) or operating segments or the entirety of Dominion Resources, Inc. and its consolidated subsidiaries

Dominion Midstream

The legal entity, Dominion Midstream Partners, LP, one or more of its consolidated subsidiaries, Cove Point Holdings and DCG (beginning April 1, 2015), or the entirety of Dominion Midstream Partners, LP and its consolidated subsidiaries

Dominion Payroll	Dominion Payroll Company, Inc.

DRS	Dominion Resources Services, Inc.

Dth	Dekatherm

Edgemoor Project

Project to provide 45,000 Dths/day of firm transportation service from an existing interconnect with Transco in Cherokee County, South Carolina to customers in Calhoun and Lexington Counties, South Carolina

FERC	Federal Energy Regulatory Commission

GAAP	U.S. generally accepted accounting principles

IDR	Incentive distribution right

Import Shippers	The three LNG import shippers consisting of BP Energy Company, Shell NA LNG, Inc. and Statoil Natural Gas, LLC

Liquefaction Project	A natural gas liquefaction/export facility currently under construction by Cove Point

LNG	Liquefied natural gas

MLP	Master limited partnership, equivalent to publicly traded partnership

Modified Net Operating Income	Cove Point’s Net Operating Income plus any interest expense included in the computation of Net Operating Income

Net Operating Income	Cove Point’s gross revenues from operations minus its interest expense and operating expenses, but excluding depreciation and amortization, as determined for U.S. federal income tax purposes

NGA	Natural Gas Act of 1938, as amended

Offering	The initial public offering of common units of Dominion Midstream

Preferred Equity Interest	A perpetual, non-convertible preferred equity interest in Cove Point entitled to the Preferred Return Distributions and the Additional Return Distributions

Abbreviation or Acronym	Definition
Preferred Return Distributions	The first $50.0 million of annual cash distributions made by Cove Point

SCANA	SCANA Corporation

SEC	Securities and Exchange Commission

Storage Customers

The four local distribution companies that receive firm peaking services from Cove Point, consisting of: Atlanta Gas Light Company, Public Service Company of North Carolina, Incorporated, Virginia Natural Gas, Inc. and Washington Gas Light Company

Transco	Transcontinental Gas Pipe Line Company, LLC

U.S.	United States of America

ITEM 1. FINANCIAL STATEMENTS

DOMINION MIDSTREAM PARTNERS, LP

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended March 31,
	2015	2014
		(Predecessor)
(millions, except per unit data)
Operating Revenue(1)	$78.4	$68.9
Operating Expenses
Purchased gas(1)	3.9	5.3
Other operations and maintenance:
Affiliated suppliers	4.8	2.0
Other	8.5	8.4
Depreciation and amortization	10.6	7.8
Other taxes	5.9	5.6
Total operating expenses	33.7	29.1
Income from operations	44.7	39.8
Other income	0.2	—
Income from operations including noncontrolling interest before income taxes	44.9	39.8
Income tax expense	2.1	15.2
Net Income including noncontrolling interest and DCG Predecessor	$42.8	$24.6
Less: Net income attributable to DCG Predecessor	2.3

Net income including noncontrolling interest	$40.5

Less: Net income attributable to noncontrolling interest	28.7

Net income attributable to partners	$11.8

Net income attributable to partners’ ownership interest
Common unitholders’ interest in net income	$5.9
Subordinated unitholder’s interest in net income	5.9
Net income per limited partner unit (basic and diluted)
Common units	$0.19
Subordinated units	$0.19
(1)	See Note 13 for amounts attributable to related parties.

The accompanying notes are an integral part of Dominion Midstream’s Consolidated Financial Statements.

DOMINION MIDSTREAM PARTNERS, LP

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2015	December 31, 2014
(millions)
ASSETS
Current Assets
Cash and cash equivalents	$48.0	$175.4
Customer and other receivables	28.9	19.9
Affiliated receivables	6.1	6.1
Prepayments	6.4	9.5
Materials and supplies	11.9	8.7
Regulatory assets	3.8	1.7
Other	3.0	4.7
Total current assets	108.1	226.0
Property, Plant and Equipment
Property, plant and equipment	2,847.5	2,203.1
Accumulated depreciation and amortization	(326.4)	(231.2)
Total property, plant and equipment, net	2,521.1	1,971.9
Deferred Charges and Other Assets
Goodwill	295.5	45.9
Intangible assets, net	15.9	12.1
Regulatory assets	2.6	2.5
Deferred income taxes	14.2	—
Other	0.3	—
Total deferred charges and other assets	328.5	60.5
Total assets	$2,957.7	$2,258.4

The accompanying notes are an integral part of Dominion Midstream’s Consolidated Financial Statements.

DOMINION MIDSTREAM PARTNERS, LP

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Unaudited)

	March 31, 2015	December 31, 2014
(millions)
LIABILITIES AND EQUITY AND PARTNERS’ CAPITAL
Current Liabilities
Accounts payable	$106.4	$3.3
Payables to affiliates	3.7	2.5
Accrued payroll and taxes	3.0	1.5
Regulatory liabilities	3.6	3.6
Deferred revenue	0.7	3.9
Natural gas imbalances(1)	5.9	2.7
CPCN obligation	7.9	7.9
Other(1)	15.0	6.4
Total current liabilities	146.2	31.8
Deferred Credits and Other Liabilities
Asset retirement obligations	12.6	0.3
Pension and other postretirement benefit liabilities(1)	4.6	4.4
Regulatory liabilities	71.8	33.5
CPCN obligation	36.2	36.2
Other	2.2	1.4
Total deferred credits and other liabilities	127.4	75.8
Total liabilities	273.6	107.6
Commitments and Contingencies (see Note 11)
Equity and Partners’ Capital
DCG predecessor equity	501.6	—
Common unitholders - public (20,132,377 units issued and outstanding)	396.4	395.4
Common unitholder - Dominion (11,847,789 units issued and outstanding)	214.2	213.7
Subordinated unitholder - Dominion (31,972,789 units issued and outstanding)	467.7	466.2
General Partner interest - Dominion (non-economic interest)	—	—
Total Dominion Midstream Partners, LP partners’ capital	1,579.9	1,075.3
Noncontrolling interest	1,104.2	1,075.5
Total equity and partners’ capital	2,684.1	2,150.8
Total liabilities and equity and partners’ capital	$2,957.7	$2,258.4
(1)	See Note 13 for amounts attributable to related parties.

The accompanying notes are an integral part of Dominion Midstream’s Consolidated Financial Statements.

DOMINION MIDSTREAM PARTNERS, LP

CONSOLIDATED STATEMENT OF EQUITY AND PARTNERS’ CAPITAL

(Unaudited)

	Partnership
	DCG Predecessor Equity	Common Unitholders Public	Common Unitholder Dominion	Subordinated Unitholder Dominion	General Partner Dominion (non- economic interest)	Total Dominion Midstream Partners, LP Partners’ Equity and Capital	Noncontrolling interest	Total Equity and Partners’ Capital
(millions)
December 31, 2014	$—	$395.4	$213.7	$466.2	$—	$1,075.3	$1,075.5	$2,150.8
Net income including noncontrolling interest	—	3.7	2.2	5.9	—	11.8	28.7	40.5
DCG Acquisition:
Record Dominion’s net investment in DCG	497.0	—	—	—	—	497.0	—	497.0
Net income attributable to DCG Predecessor	2.3	—	—	—	—	2.3	—	2.3
Contribution from Dominion to DCG prior to DCG Acquisition	2.3	—	—	—	—	2.3	—	2.3
Distributions	—	(2.8)	(1.7)	(4.4)	—	(8.9)	—	(8.9)
Unit awards (net of unearned compensation)	—	0.1	—	—	—	0.1	—	0.1
March 31, 2015	$501.6	$396.4	$214.2	$467.7	$—	$1,579.9	$1,104.2	$2,684.1

The accompanying notes are an integral part of Dominion Midstream’s Consolidated Financial Statements.

DOMINION MIDSTREAM PARTNERS, LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	2015	2014
Three Months Ended March 31,		(Predecessor)
(millions)
Operating Activities
Net income including noncontrolling interest and DCG Predecessor	$42.8	$24.6
Adjustments to reconcile net income including noncontrolling interest and DCG Predecessor to net cash provided by operating activities:
Depreciation and amortization	10.6	7.8
Deferred income taxes	1.5	5.1
Other adjustments to income, net	1.0	—
Changes in:
Customer and other receivables	(2.4)	—
Affiliated receivables	—	(0.8)
Prepayments	3.2	2.9
Accounts payable	(0.5)	(0.7)
Payables to affiliates	1.3	2.5
Accrued payroll and taxes	0.8	10.9
Other operating assets and liabilities	(1.6)	(3.3)
Net cash provided by operating activities	56.7	49.0
Investing Activities
Plant construction and other property additions	(176.1)	(76.2)
Other	(0.3)	(0.1)
Net cash used in investing activities	(176.4)	(76.3)
Financing Activities
Contributions from Dominion	1.3	16.1
Distributions to common unitholders - public	(2.8)	—
Distribution to common unitholder - Dominion	(1.7)	—
Distribution to subordinated unitholder - Dominion	(4.4)	—
Other	(0.1)
Net cash provided by (used in) financing activities	(7.7)	16.1
Decrease in cash and cash equivalents	(127.4)	(11.2)
Cash and cash equivalents at beginning of period	175.4	11.2
Cash and cash equivalents at end of period	$48.0	$—
Supplemental Cash Flow Information
Cash received during the period for income taxes	$—	$0.5
Significant noncash investing and financing activities:
Accrued capital expenditures	111.3	5.5
Predecessor investment in DCG	497.0	—
Equity contribution from Dominion to relieve payables to affiliates	1.0	20.0

The accompanying notes are an integral part of Dominion Midstream’s Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Description of Business and Basis of Presentation

Description of Business

Dominion Midstream is a Delaware limited partnership formed on March 11, 2014 by Dominion MLP Holding Company, LLC and Dominion Midstream GP, LLC, both indirect wholly-owned subsidiaries of Dominion, to grow a portfolio of natural gas terminaling, processing, storage, transportation and related assets. On October 20, 2014, Dominion Midstream completed the Offering of 20,125,000 common units (including 2,625,000 common units issued pursuant to the exercise of the underwriters’ over-allotment option) representing limited partner interests. A registration statement on Form S-1, as amended through the time of its effectiveness, was filed by Dominion Midstream with the SEC and was declared effective on October 10, 2014.

Dominion Midstream acquired from Dominion the Preferred Equity Interest and non-economic general partner interest in Cove Point, the owner and operator of the Cove Point LNG Facility and the Cove Point Pipeline. The Preferred Equity Interest is a perpetual, non-convertible preferred equity interest entitled to Preferred Return Distributions so long as Cove Point has sufficient cash and undistributed Net Operating Income (determined on a cumulative basis from the closing of the Offering) from which to make Preferred Return Distributions. Preferred Return Distributions are made on a quarterly basis and are not cumulative. The Preferred Equity Interest is also entitled to the Additional Return Distributions.

On April 1, 2015, Dominion Midstream acquired from Dominion all issued and outstanding membership interests in DCG as described further in Note 2. DCG owns and operates nearly 1,500 miles of FERC-regulated open access, transportation-only interstate natural gas pipeline in South Carolina and southeastern Georgia.

Basis of Presentation

The contribution by Dominion to Dominion Midstream of the general partner interest in Cove Point and a portion of the Preferred Equity Interest is considered to be a reorganization of entities under common control. As a result, Dominion Midstream’s basis is equal to Dominion’s cost basis in the general partner interest in Cove Point and a portion of the Preferred Equity Interest. Dominion Midstream owns the general partner interest and controls Cove Point and therefore consolidates Cove Point. As such, Dominion Midstream’s investment in the Preferred Equity Interest and Cove Point’s preferred equity interest are eliminated in consolidation. Dominion’s retained common equity interest in Cove Point is reflected as noncontrolling interest.

The DCG Acquisition is considered to be a reorganization of entities under common control. As a result, Dominion Midstream’s basis in DCG is equal to Dominion’s cost basis in the assets and liabilities of DCG. On April 1, 2015, DCG became a wholly-owned subsidiary of Dominion Midstream and is therefore consolidated by Dominion Midstream. The accompanying financial statements and related notes have been retrospectively adjusted to include the historical results and financial position of DCG beginning January 31, 2015, the inception date of common control.

For the period prior to the closing of the Offering on October 20, 2014, the financial statements included in this Quarterly Report on Form 10-Q were derived from the financial statements and accounting records of Cove Point as our predecessor for accounting purposes. The financial statements were prepared using Dominion’s historical basis in the assets and liabilities of Cove Point and include all revenues, costs, assets and liabilities attributed to Cove Point. For the period subsequent to the closing of the Offering, the Consolidated Financial Statements represent the consolidated results of operations, financial position and cash flows of Dominion Midstream.

The financial statements for all periods presented include costs for certain general, administrative and corporate expenses assigned by DRS or Dominion Payroll to Dominion Midstream and Cove Point on the basis of direct and allocated methods in accordance with Dominion Midstream’s services agreements with DRS and Dominion Payroll and Cove Point’s services agreement with DRS. Where costs incurred cannot be determined by specific identification, the costs are allocated based on the proportional level of effort devoted by DRS or Dominion Payroll resources that is attributable to the entities, determined by reference to number of employees, salaries and wages and other similar measures for the relevant DRS department or Dominion Payroll. Management believes the assumptions and methodologies underlying the allocation of general corporate overhead expenses are reasonable. Nevertheless, the Consolidated Financial Statements prior to the Offering may not include all of the actual expenses that would have been incurred had we been a stand-alone publicly traded partnership during the periods presented, and may not reflect our actual results of operations, financial position and cash flows had we been a stand-alone publicly traded partnership during the periods prior to the Offering.

Note 2. Acquisition

DCG

On April 1, 2015, Dominion Midstream entered into a Purchase, Sale and Contribution Agreement with Dominion pursuant to which Dominion Midstream purchased from Dominion all of the issued and outstanding membership interests of DCG in exchange for total consideration of approximately $500.8 million, as adjusted for working capital. Total consideration to Dominion consisted of the issuance of a two-year $300.8 million senior unsecured promissory note, as adjusted for working capital, payable to Dominion at an annual interest rate of 0.6%, and 5,112,139 unregistered common units, valued at $200.0 million, representing limited partner interests in Dominion Midstream, to Dominion. Interest on the note is payable quarterly, and all principal and accrued interest is due and payable at maturity on April 1, 2017, which under certain conditions can be extended at the option of Dominion Midstream to October 1, 2017. The number of units was based on the volume-weighted average trading price of Dominion Midstream’s common units for the 10 trading days prior to April 1, 2015, or $39.12 per unit. The DCG Acquisition supports the expansion of Dominion Midstream’s portfolio of natural gas terminaling, processing, storage, transportation and related assets.

The contribution of DCG by Dominion to Dominion Midstream is considered to be a reorganization of entities under common control. Accordingly, Dominion Midstream’s net investment in DCG will be recorded at Dominion’s historical cost of $501.6 million as of April 1, 2015. Common control began on January 31, 2015, concurrent with Dominion’s acquisition of DCG from SCANA, which was accounted for using the acquisition method of accounting. Accordingly, the Consolidated Financial Statements of Dominion Midstream reflect DCG’s financial results beginning January 31, 2015. The assets and liabilities of DCG are included in the Consolidated Balance Sheet at March 31, 2015.

In connection with the DCG Acquisition, Dominion Midstream entered into a registration rights agreement with Dominion pursuant to which Dominion Midstream must register the 5,112,139 common units issued to Dominion at its request, subject to certain terms and conditions. Additionally, at the time of Dominion’s acquisition of DCG, DCG entered into services agreements and an intercompany tax sharing agreement with Dominion as described in Note 13.

Note 3. Significant Accounting Policies

As permitted by the rules and regulations of the SEC, Dominion Midstream’s accompanying unaudited Consolidated Financial Statements exclude certain footnote disclosures normally included in annual audited consolidated financial statements prepared in accordance with GAAP. These unaudited Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and Notes in Dominion Midstream’s Annual Report on Form 10-K for the year ended December 31, 2014.

In the opinion of management, the accompanying unaudited Consolidated Financial Statements contain all adjustments necessary to present fairly Dominion Midstream’s financial position as of March 31, 2015, and its results of operations, cash flows and changes in equity for the three months ended March 31, 2015 and 2014. Such adjustments are normal and recurring in nature unless otherwise noted.

Dominion Midstream makes certain estimates and assumptions in preparing its Consolidated Financial Statements in accordance with GAAP. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results may differ from those estimates.

The results of operations for interim periods are not necessarily indicative of the results expected for the full year. Information for quarterly periods is affected by seasonal variations in sales, rate changes, purchased gas expenses and other factors.

Asset Retirement Obligations

Dominion Midstream recognizes AROs at fair value as incurred or when sufficient information becomes available to determine a reasonable estimate of the fair value of future retirement activities to be performed. These amounts are generally capitalized as costs of the related tangible long-lived assets. Since relevant market information is not available, fair value is estimated using discounted cash flow analyses. At least annually, Dominion Midstream evaluates the key assumptions underlying its AROs including estimates of the amounts and timing of future cash flows associated with retirement activities. AROs are adjusted when significant changes in these assumptions are identified. Dominion Midstream reports accretion of AROs and depreciation on asset retirement costs associated with its natural gas pipeline assets as an adjustment to the related regulatory liabilities when revenue is recoverable from customers for AROs.

Note 4. Net Income Per Limited Partner Unit

Net income per limited partner unit applicable to common and subordinated units is computed by dividing the respective limited partners’ interest in net income attributable to Dominion Midstream, after deducting any incentive distributions, by the weighted average number of common units and subordinated units outstanding. Because Dominion Midstream has more than one class of participating securities, the two-class method is used when calculating the net income per unit applicable to limited partners. The classes of participating securities include common units, subordinated units and IDRs.

Dominion Midstream’s net income is allocated to the limited partners in accordance with their respective partnership percentages, after giving effect to priority income allocations for incentive distributions, if any, to Dominion, the holder of the IDRs, pursuant to the partnership agreement. The distributions are declared and paid following the close of each quarter. Earnings in excess of distributions are allocated to the limited partners based on their respective ownership interests. Payments made to Dominion Midstream’s unitholders are determined in relation to actual distributions declared and are not based on the net income allocations used in the calculation of earnings per limited partner unit.

Net income per limited partner unit is only calculated for the periods subsequent to the Offering as no units were outstanding prior to October 20, 2014. Diluted net income per limited partner unit is the same as basic net income per limited partner unit as there were no potentially dilutive common or subordinated units outstanding as of March 31, 2015.

The calculation of earnings per limited partner unit is as follows:

Three Months Ended March 31,	2015
(millions)
Net income attributable to partners	$11.8
Less distributions declared on(1):
Incentive distribution holder rights(2)	—
Common unitholders	5.6
Subordinated unitholder	5.6
Total distributions declared	11.2
Undistributed earnings	$0.6
(1)

On April 22, 2015, the Board of Directors of our general partner declared a quarterly cash distribution of $0.1750 per unit, totaling $12.1 million, for the three month period ending March 31, 2015. This distribution will be paid on May 15, 2015 to unitholders of record on May 5, 2015. The amount of distributions declared shown above is based on the units outstanding at March 31, 2015, and therefore excludes $0.9 million of distributions that will be paid on 5,112,139 common units issued to Dominion on April 1, 2015, in connection with the acquisition of DCG. See Note 2 for further information.

(2)	Dominion is a non-economic general partner that holds all of the IDRs.

Basic and diluted net income per limited partner unit	Common Units	Subordinated Units	Total

(millions, except for weighted average units and per unit data)
Distributions declared	$5.6	$5.6	$11.2
Undistributed earnings	0.3	0.3	0.6
Net income attributable to partners	$5.9	$5.9	$11.8
Weighted average units outstanding	31,980,110	31,972,789
Net income per limited partner unit	$0.19	$0.19

Note 5. Operating Revenue

Dominion Midstream’s operating revenue consists of the following:

	Three Months Ended March 31,
	2015	2014
(millions)
Gas transportation and storage	$74.7	$65.6
Other	3.7	3.3
Total operating revenue	$78.4	$68.9

Note 6. Property, Plant and Equipment

Major classes of property, plant and equipment and their respective balances for Dominion Midstream are as follows:

	March 31, 2015	December 31, 2014
(millions)
Storage	$874.2	$882.0
Transmission	664.2	323.9
Plant under construction	1,273.0	972.3
General and other	36.1	24.9
Total property, plant and equipment	$2,847.5	$2,203.1

The increase in property, plant and equipment is primarily related to the DCG Acquisition and capital expenditures for the Liquefaction Project.

During the three months ended March 31, 2015, Dominion Midstream capitalized interest costs and AFUDC of $0.2 million to property, plant and equipment. No such costs were capitalized in 2014.

Depreciation rates on utility property, plant and equipment are as follows:

	Three Months Ended March 31,
	2015	2014
(percent)
Storage	2.38	2.38
Transmission	2.28	2.82
General and other	7.60	2.49

Note 7. Goodwill and Intangible Assets

Goodwill

The changes in Dominion Midstream’s carrying amount and segment allocation of goodwill are presented below:

	Dominion Energy	Corporate and Other	Total
(millions)
Three Months Ended March 31, 2015
Beginning balance(1)	$45.9	$—	$45.9
DCG Acquisition	249.6	—	249.6
Ending balance(1)	$295.5	$—	$295.5
(1)	There are no accumulated impairment losses.

Other Intangible Assets

Dominion Midstream’s other intangible assets are subject to amortization over their estimated useful lives. Amortization expense for intangible assets was $0.3 million and $0.2 million for the three months ended March 31, 2015 and 2014, respectively. The increase in intangible assets is primarily due to software acquired in the DCG Acquisition. The acquired intangible assets have an estimated weighted-average amortization period of approximately 5 years. The components of intangible assets are as follows:

	March 31, 2015		December 31, 2014
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
(millions)
Software and other	$30.2	$22.1	$6.5	$2.4
Licenses	11.0	3.2	11.0	3.0
Total	$41.2	$25.3	$17.5	$5.4

Note 8. Regulatory Assets and Liabilities

Regulatory assets and liabilities include the following:

	March 31, 2015	December 31, 2014
(millions)
Regulatory assets:
Unrecovered gas costs(1)	$3.1	$1.5
Other	0.7	0.2
Regulatory assets-current	3.8	1.7
Income taxes recoverable through future rates(2)	2.6	2.5
Regulatory assets-non-current	2.6	2.5
Total regulatory assets	$6.4	$4.2
Regulatory liabilities:
Overrecovered gas costs(1)	$—	$0.5
LNG cargo obligations(3)	—	3.0
Customer bankruptcy settlement(4)	2.9	—
Other	0.7	0.1
Regulatory liabilities-current	3.6	3.6
Provision for future cost of removal(5)	48.1	33.0
Customer bankruptcy settlement(4)	22.6	—
Other	1.1	0.5
Regulatory liabilities-non-current	71.8	33.5
Total regulatory liabilities	$75.4	$37.1
(1)	Reflects unrecovered/overrecovered gas costs, which are subject to annual filings with the FERC.
(2)	Amounts to be recovered through future rates to pay income taxes that become payable by unitholders when rate revenue is provided to recover AFUDC-equity when such amounts are recovered through book depreciation.
(3)	Reflects obligations to the Import Shippers for LNG cargo received. See Note 9 to the Consolidated Financial Statements in Dominion Midstream’s Annual Report on Form 10-K for the year ended December 31, 2014 for further information.
(4)	Represents the balance of proceeds from the monetization of a bankruptcy claim acquired as part of the DCG Acquisition, which is being amortized into operating revenue through February 2024.
(5)	Rates charged to customers include a provision for the cost of future activities to remove assets that are expected to be incurred at the time of retirement.

At March 31, 2015, approximately $3.8 million of regulatory assets represented past expenditures on which Dominion Midstream does not currently earn a return. These expenditures are expected to be recovered within one year.

Note 9. Regulatory Matters

The FERC regulates the transportation and sale for resale of natural gas in interstate commerce under the NGA and the Natural Gas Policy Act of 1978, as amended. Under the NGA, the FERC has authority over rates, terms and conditions of services performed by Cove Point and DCG. The FERC also has jurisdiction over siting, construction and operation of natural gas import facilities and interstate natural gas pipeline facilities.

There have been no significant developments regarding the regulatory matters disclosed in Note 9 to the Consolidated Financial Statements in Dominion Midstream’s Annual Report on Form 10-K for the year ended December 31, 2014.

During the second quarter of 2013, DCG executed binding precedent agreements for the approximately $35 million Edgemoor Project. The FERC approved the Edgemoor Project in February 2015 and construction commenced in March 2015. The project is expected to be placed into service in the fourth quarter of 2015.

In April 2014, DCG executed a binding precedent agreement for the approximately $35 million Columbia to Eastover Project.

In connection with Dominion’s acquisition of DCG on January 31, 2015, Dominion agreed to a rate moratorium which precludes DCG from filing a Section 4 NGA general rate case to establish base rates that would be effective prior to January 1, 2018.

Note 10. Asset Retirement Obligations

AROs represent obligations that result from laws, statutes, contracts and regulations related to the eventual retirement of certain of Dominion Midstream’s long-lived assets. Dominion Midstream’s AROs primarily represent the cost associated with the legal obligation to cap and purge underground transmission pipe and the interim retirement of natural gas transmission pipeline components.

The changes to AROs during 2014 and 2015 are as follows:

	Three Months Ended	Year Ended

	March 31, 2015	December 31, 2014
(millions)
Beginning balance(1)	$0.4	$0.4
DCG Acquisition	12.6	—
Obligations settled during the period	(0.2)	—
Accretion	0.1	—
Ending balance(1)	$12.9	$0.4
(1)	Includes $0.1 million and $0.3 million reported in other current liabilities at December 31, 2014, and March 31, 2015, respectively.

Under the terms of the 2005 Agreement, Cove Point would be responsible for certain onshore and offshore site restoration activities at the Cove Point site only if it voluntarily tenders title according to the terms of this agreement. As Cove Point is permitted to operate the Cove Point LNG Facility for an indefinite time period and currently has no plans to voluntarily tender title, Cove Point does not have sufficient information to determine a reasonable range of settlement dates for decommissioning and therefore has not recorded an asset retirement obligation.

Note 11. Commitments and Contingencies

As a result of issues generated in the ordinary course of business, Dominion Midstream is involved in legal proceedings before various courts and is periodically subject to governmental examinations (including by the FERC), inquiries and investigations. Certain legal proceedings and governmental examinations involve demands for unspecified amounts of damages, are in an initial procedural phase, involve uncertainty as to the outcome of pending appeals or motions, or involve significant factual issues that need to be resolved, such that it is not possible for Dominion Midstream to estimate a range of possible loss. For such matters that Dominion Midstream cannot estimate, a statement to this effect is made in the description of the matter. Other matters may have progressed sufficiently through the litigation or investigative processes such that Dominion Midstream is able to estimate a range of possible loss. For legal proceedings and governmental examinations for which Dominion Midstream is able to reasonably estimate a range of possible losses, an estimated range of possible loss is provided, in excess of the accrued liability (if any) for such matters. Estimated ranges of loss are inclusive of legal fees and net of any anticipated insurance recoveries. Any estimated range is based on currently available information and involves elements of judgment and significant uncertainties. Any accrued liability is recorded on a gross basis with a receivable also recorded for any probable insurance recoveries. Any estimated range of possible loss may not represent Dominion Midstream’s maximum possible loss exposure. The circumstances of such legal proceedings and governmental examinations will change from time to time and actual results may vary significantly from the current estimate. Management does not anticipate that the liabilities, if any, arising from such proceedings would have a material effect on Dominion Midstream’s financial position, liquidity or results of operations.

Cove Point Natural Heritage Trust

Under the terms of the 2005 Agreement, Cove Point is required to make an annual contribution to the Cove Point Natural Heritage Trust, an affiliated non-profit trust focused on the preservation and protection of ecologically sensitive sites at or near Cove Point, of $0.3 million for each year the facility is in operation. These annual payments are recorded in other operations and maintenance expense in the Consolidated Statements of Income. If Cove Point voluntarily tenders title according to the terms of this agreement, no contributions are required. There are no current plans to voluntarily tender title to the Cove Point site.

Surety Bonds

At March 31, 2015, Cove Point had purchased $10.8 million of surety bonds. Under the terms of surety bonds, Cove Point is obligated to indemnify the respective surety bond company for any amounts paid.

Lease Commitments

Dominion Midstream leases various facilities, vehicles and equipment under operating lease arrangements, the majority of which include terms of one year or less, require payments on a monthly or annual basis, and can be canceled at any time. Rental expense for Dominion Midstream totaled $0.7 million for the three months ended March 31, 2015. The majority of rent expense is included within other operations and maintenance expense in the Consolidated Statements of Income.

Note 12. Credit Risk

Credit risk is the risk of financial loss if counterparties fail to perform their contractual obligations. In order to minimize overall credit risk, credit policies are maintained, including the evaluation of counterparty financial condition. In addition, counterparties may make available collateral, including letters of credit, payment guarantees or cash deposits.

Dominion Midstream provides service to approximately seventy customers, including the Storage Customers, marketers or end users and the Import Shippers. The two largest customers comprised approximately 70% of the total transportation and storage revenues for the three months ended March 31, 2015, with Dominion Midstream’s largest customer representing approximately 59% of this amount.

For the three months ended March 31, 2014, Cove Point’s three largest customers comprised approximately 94% of the total transportation and storage revenues, with Cove Point’s largest customer representing approximately 73% of this amount.

Dominion Midstream maintains a provision for credit losses based on factors surrounding the credit risk of its customers, historical trends and other information. At March 31, 2015, the provision for credit losses was less than $0.1 million. Management believes, based on credit policies and the March 31, 2015 provision for credit losses, that it is unlikely that a material adverse effect on financial position, results of operations or cash flows would occur as a result of counterparty nonperformance.

Note 13. Related-Party Transactions

Dominion Midstream engages in related-party transactions primarily with other Dominion subsidiaries (affiliates). Dominion Midstream’s receivable and payable balances with affiliates are settled based on contractual terms or on a monthly basis, depending on the nature of the underlying transactions. Participation in certain Dominion benefit plans is described in Note 10 to the Consolidated Financial Statements in Dominion Midstream’s Annual Report on Form 10-K for the year ended December 31, 2014. At March 31, 2015 and December 31, 2014, amounts due to Dominion associated with these benefit plans were $4.6 million and $4.4 million, respectively, recorded in pension and other postretirement benefit liabilities in the Consolidated Balance Sheets. Transactions related to the DCG Acquisition are described in Note 2. A discussion of the remaining significant related party transactions follows.

Transactions with Affiliates

In connection with the Offering, our general partner entered into a services agreement with DRS. DRS provides administrative, management and other services to Dominion and its subsidiaries as a subsidiary service company. From time to time and at the option of our general partner, our general partner will request that DRS provide, and reimburse DRS for the cost of providing, such administrative, management and other services as it deems necessary or appropriate for our operations. We will reimburse our general partner and its affiliates for the associated costs of obtaining these services.

In connection with Dominion’s acquisition of DCG, DCG entered into services agreements beginning February 1, 2015 with DRS, for similar services as described above, and with Dominion Payroll, which provides human resources and operations services to Dominion and its subsidiaries as a subsidiary service company. Additionally, Dominion may seek reimbursement from DCG for costs incurred related to Dominion’s transition services agreement with SCANA to provide administrative functions related to DCG. During the three months ended March 31, 2015, Dominion did not seek reimbursement for any such costs.

Dominion Midstream provides transportation services to affiliates and affiliates provide goods and services to Dominion Midstream.

Affiliated transactions are presented below:

	Three Months Ended March 31,
	2015	2014
(millions)
Sales of natural gas transportation services to affiliates	$0.7	$0.8
Purchased gas from affiliates	0.2	0.2
Services provided by DRS and Dominion Payroll(1)(2)	5.5	3.3
Goods and services provided by affiliates to Dominion Midstream(1)	1.7	0.7
(1)	Includes $2.4 million and $2.0 million of capitalized expenditures for each of the three months in 2015 and 2014, respectively.
(2)	Dominion Midstream determined that neither it nor any of its consolidated entities is the most closely associated entity with DRS, an affiliated variable interest entity, and therefore none is the primary beneficiary. DRS provides accounting, legal, finance and certain administrative and technical services to all Dominion subsidiaries, including Dominion Midstream. Neither Dominion Midstream nor any of its consolidated subsidiaries has an obligation to absorb more than its allocated share of DRS costs. Dominion Midstream determined that neither it nor any of its consolidated entities is the most closely associated entity with Dominion Payroll, an affiliated variable interest entity, and therefore none is the primary beneficiary. Dominion Payroll provides human resources and operations services to certain Dominion subsidiaries, including Dominion Midstream. Neither Dominion Midstream nor any of its consolidated entities has an obligation to absorb more than its allocated share of Dominion Payroll costs.

Advance from Affiliate

An outstanding advance of $20.0 million previously received by Cove Point from an affiliate was converted to an equity contribution in March 2014.

Dominion Credit Facility

In connection with the Offering, Dominion Midstream entered into a credit facility with Dominion with a borrowing capacity of $300 million. The facility was undrawn at March 31, 2015. A summary of certain key terms of the credit facility with Dominion is included in Note 14 to the Consolidated Financial Statements in Dominion Midstream’s Annual Report on Form 10-K for the year ended December 31, 2014.

Income Taxes

Prior to the Offering, Cove Point participated in Dominion’s intercompany tax sharing agreement as described in Note 15 to the Consolidated Financial Statements in Dominion Midstream’s Annual Report on Form 10-K for the year ended December 31, 2014. Cove Point’s participation in this tax sharing agreement was terminated in 2014 in connection with the Offering.

At the time of the Offering, Cove Point settled net income taxes payable and deferred income taxes to Dominion of $147.9 million through equity contributions from Dominion. Prior to the Offering, Cove Point settled net income taxes payable to Dominion of $1.2 million through equity contributions from Dominion during the year ended December 31, 2014.

DCG participated in Dominion’s intercompany tax sharing agreement from February 1, 2015 through March 31, 2015. DCG’s participation in this tax sharing agreement was subsequently terminated in connection with the DCG Acquisition. At the time of the DCG Acquisition, DCG settled income taxes payable and net deferred income taxes of $13.4 million through an equity transaction with Dominion.

Natural Gas Imbalances

Dominion Midstream maintains natural gas imbalances with affiliates. The imbalances with affiliates are provided below:

	March 31, 2015	December 31, 2014
(millions)
Imbalances payable to affiliates	$5.8	$2.5

Right of First Offer

In connection with the Offering, Dominion Midstream entered into a right of first offer agreement with Dominion as described in Dominion Midstream’s Annual Report on Form 10-K for the year ended December 31, 2014. There have been no changes to this agreement.

Contributions from Dominion

In April 2015, Dominion contributed $205.2 million to Cove Point to fund capital expenditures related to the Liquefaction Project. In February 2015, Dominion contributed $1.3 million in cash to DCG to fund operations.

Transaction and transition costs incurred by the DCG Predecessor were attributed to Dominion Midstream and expensed in Operations and maintenance expense in the Consolidated Income Statement. At the time of the DCG Acquisition, Dominion Midstream settled amounts payable to Dominion of $1.0 million through equity contributions from Dominion.

Note 14. Income Taxes

Dominion Midstream is organized as an MLP, a pass-through entity for U.S. federal and state income tax purposes. Each unitholder is responsible for taking into account the unitholder’s respective share of Dominion Midstream’s items of taxable income, gain, loss and deduction in the preparation of income tax returns. Upon the closing of the Offering, Cove Point became a pass-through entity for U.S. federal and state income tax purposes.

Prior to the completion of the Offering, Cove Point was not treated as a partnership for U.S. federal and state income tax purposes. Its business activities were included in the consolidated U.S. federal and certain state income tax returns of Dominion or DCPI. DCG operated as a taxable corporation at the time of Dominion’s acquisition of DCG. In March 2015, DCG converted to a single member limited liability company and as a result, became a disregarded entity for income tax purposes and was treated as a taxable division of its corporate parent. Its business activities from January 31, 2015 through March 31, 2015, will be included in the consolidated U.S. federal and certain state income tax returns of Dominion. Effective with the DCG Acquisition, DCG is treated as a component of Dominion Midstream for income tax purposes.

During the periods in which Cove Point and DCG were included in the consolidated U.S. federal and certain state income tax returns of Dominion or DCPI, Dominion Midstream’s current income taxes were based on taxable income or loss, determined on a separate company basis, and, where applicable, settled in accordance with the principles of Dominion’s intercompany tax sharing agreement. The settlement of DCG’s federal and state income taxes payable and net deferred income taxes is reflected as an equity transaction in connection with the DCG Acquisition.

For the three months ended March 31, 2015 and 2014, the statutory U.S. federal income tax rate reconciles to the effective income tax rate as follows:

Three Months Ended March 31,	2015	2014
U.S. statutory rate	35.0%	35.0%
Partnership income not subject to income taxes(1)	(30.8)	—
Increases resulting from:
State taxes, net of federal benefit(2)	0.4	3.2
Effective tax rate	4.6%	38.2%
(1)	Reflects the pass-through entity status of Dominion Midstream, including the operations of DCG subsequent to the DCG Acquisition, and Cove Point.
(2)	2015 amounts are attributable to the operations of DCG prior to the DCG Acquisition, and 2014 amounts are attributable to Cove Point.

See Note 15 to the Consolidated Financial Statements in Dominion Midstream’s Annual Report on Form 10-K for the year ended December 31, 2014 for additional information.

Note 15. Operating Segment

Dominion Midstream is organized primarily on the basis of products and services sold in the U.S. Dominion Energy, Dominion Midstream’s operating segment, consists of natural gas transportation, storage and regasification services.

Dominion Midstream also reports a Corporate and Other segment. The Corporate and Other segment primarily includes specific items attributable to Dominion Midstream’s operating segment that are not included in profit measures evaluated by executive management in assessing the segment’s performance.

The following table presents segment information pertaining to Dominion Midstream’s operations:

	Dominion Energy	Corporate and Other	Total
(millions)
Three Months Ended March 31, 2015
Operating revenue	$78.4	$—	$78.4
Net income including noncontrolling interest and DCG Predecessor	43.8	(1.0)	42.8
Net income including noncontrolling interest	40.5	—	40.5
Net income attributable to partners	11.8	—	11.8
Three Months Ended March 31, 2014
Operating revenue	$68.9	$—	$68.9
Net income including noncontrolling interest and DCG Predecessor	24.6	—	24.6